                                                                Exhibit (m)(2)



AD108 SVUL ACCUMULATOR ILLUSTRATION SAMPLE CALCULATION

Illustrated contract owner:

         Male Issue Age 55 Preferred Risk Class, Female 50 Preferred Risk Class, $15,000 Annual Premium, 100% Allocated to the Separate Account, Face Amount $1,000,000, Death Benefit Option 1, non-Qualified plan. No policy loans or partial withdrawals have been assumed.

Current Cost of Insurance Rates and Charges, Hypothetical Gross Annual Investment Return = 10.00%, Assumed Asset Charge = 0.79%.


POLICY VALUE

POLICY VALUE = [BEGINNING POLICY VALUE + NET PREMIUM - MONTHLY DEDUCTION] X NET INVESTMENT FACTOR

DERIVATION OF ANNUAL SEPARATE ACCOUNT RATE OF RETURN FROM GROSS RATE OF RETURN

         Net Separate Account Rate of Return = 9.13% =
         [(1 + Gross Separate Account Rate of Return) /\ (1/365) - (Assumed Asset Charge*/365)] /\ 365 - 1
         [(1 + 10.00%) /\ (1/365) - (0.79% / 365)] /\ 365 - 1

         where /\ signifies "to the power of"

         *Asset charges vary by investment division: Actual Asset Charges deducted from Gross Rate of Return will vary with the contract owner's allocation of premium and policy value between the available investment divisions and the fixed account. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

HOW THE PERIODIC DEDUCTION FOR COST OF INSURANCE AND OTHER CONTRACT CHARGES ARE MADE

NET PREMIUM = Gross Premium - [ Sales Expense Charge + State Premium Tax Charge + Federal Tax Charge ]

         In Policy Years 1 through 5, the Sales Expense Charge equals 4.75% of the Gross Premium that is below the Target Premium and 1.75% of the Gross Premium that is above the Target Premium.

         In Policy Years 6 through 10, the Sales Expense Charge equals 4.75% of the Gross Premium that is below the Target Premium and 0.75% of the Gross Premium that is above the Target Premium.

         In Policy Years 11 and later, the Sales Expense Charge equals 4.25% of the Gross Premium that is below the Target Premium and 0.25% of the Gross Premium that is above the Target Premium.

         In all policy years, the State Premium Tax Charge is 2% and the Federal Tax Charge is 1.25%.

Monthly Deduction = COI Deduction + M&E Charge + Contract Charge + Per Thousand Face Amount Charge

         For example, on the fourth policy anniversary (at the beginning of the fifth policy year) for a Male, Preferred, Issue Age 55, Female, Preferred, Issue Age 50:

         Target Premium = $12,759
         Net Premium =$15,000 - [($12,759) x (0.08) + ($15,000-12,759) x
         (0.05)] = $13,867.23

                  COI DEDUCTION = (Death Benefit / 1.0032737 - Policy Value) x
                           Monthly COI Rate
                           The current Monthly COI Rate is 0.00000719
                           Policy Value = Policy Value, End of year 4 + Net Premium Received =
                           $59,351.63 + $13,867.23 = $73,218.86

                           Death Benefit = Face Amount = $1,000,000

                           COI Deduction = ($1,000,000/1.0032737 - $73,218.86) x
                           (0.00000719) = $6.64


                  M&E CHARGE = (0.00045833) x (Policy Value allocated to the
                           Separate Account)
                           Policy Value = Policy Value, end of year 4 + Net Premium Received = $59,351.63 + $13,867.23 =
                           $73,218.86

                           M&E Charge = (0.00045833) x $73,218.86 = $33.56

                  CONTRACT CHARGE = Currently, $15.00 per month ($15.00 per month guaranteed maximum)

                  PER THOUSAND FACE AMOUNT CHARGE = (Per Thousand Rate) x (Face
                           Amount / 1,000)
                           Per Thousand Rate for Policy Year 5 = 0.13278
                           Per Thousand Face Amount Charge = (0.13278) x (1000) = $132.78


                  The Monthly Deduction, year 5 month 1 = $6.64 + $33.56 + $15.00 + $132.78 = $187.98

NET INVESTMENT FACTOR

The Net Investment Factor is calculated on every day in which the New York Stock Exchange is open. The Net Investment Factor is defined in the contract as (1) divided by (2) where:

                  (1) Is the sum of:
                      o The net asset value of a fund share held in the Separate Account for that Investment Division determined at the end of the current valuation period, plus
                      o The per share amount of any dividends or capital gain distributions made by the fund for shares held in the Separate Account for that Investment Division if the ex-dividend date occurs during the valuation period.

                  (2) Is the net asset value of a fund share held in the
                      Separate Account for that Investment Division determined as of the end of the immediately preceding valuation period.

         For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 9.13% net annual effective rate of return:

                  MONTHLY NET INVESTMENT FACTOR (HYPOTHETICAL) = (1 + 9.13%) /\ (1/12)

         For the end of month 1, Policy year 5:
                  Net Investment Factor = (1.0913) /\ (1/12)  = 1.0073074

         The following is a detailed representation of the interim policy value calculations during Policy Year 5:


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

                                                                                                           Monthly Net
                 Beginning                     Value After     COI      M&E      Monthly   Value After     Investment
Policy Month     Policy Value    Net Premium     Premium      Charge   Charge   Deduction   Deduction        Factor
---------------------------------------------------------------------------------------------------------------------
      1           59,351.63       13,867.23     73,218.86      6.64     33.56     187.98    73,030.88      1.0073074
      2           73,564.55            0.00     73,564.55      6.64     33.72     188.13    73,376.42      1.0073074
      3           73,912.60            0.00     73,912.60      6.64     33.88     188.29    73,724.31      1.0073074
      4           74,263.04            0.00     74,263.04      6.63     34.04     188.45    74,074.59      1.0073074
      5           74,615.88            0.00     74,615.88      6.63     34.20     188.61    74,427.27      1.0073074
      6           74,971.14            0.00     74,971.14      6.63     34.36     188.77    74,782.37      1.0073074
      7           75,328.83            0.00     75,328.83      6.62     34.53     188.93    75,139.90      1.0073074
      8           75,688.97            0.00     75,688.97      6.62     34.69     189.09    75,499.88      1.0073074
      9           76,051.58            0.00     76,051.58      6.62     34.86     189.26    75,862.32      1.0073074
     10           76,416.68            0.00     76,416.68      6.62     35.02     189.42    76,227.26      1.0073074
     11           76,784.28            0.00     76,784.28      6.61     35.19     189.59    76,594.69      1.0073074
     12           77,154.40            0.00     77,154.40      6.61     35.36     189.75    76,964.65      1.0073074


SURRENDER VALUE

         Surrender Charges are calculated as the lesser of:
                  o The Maximum Surrender Charge, or
                  o 50% of the total premiums paid under the policy.

         The Maximum Surrender Charge for a Male Preferred Issue Age 55, Female
                  Preferred Issue Age 50, Policy Year 5 is calculated as:

                  Maximum Surrender Charge = (Surrender Charge Premium) x (Surrender Charge Percentage)
                  The Surrender Charge Premium for a Male Preferred Issue Age 55, Female Preferred Issue Age 50 is $23,770
                  The Surrender Charge Percentage for a Male Preferred Issue Age 55, Female Preferred Issue Age 50, Policy Year 5 is 66%

                  Maximum Surrender Charge = (23,770) x (66%) = $15,688.20

         50% of the Cumulative Premiums Paid into the Product after 5 years
                  = 0.50 x (Annual Payment) x (Number of Years Paid to Date) =
                  0.5 x ($15,000) x (5) = $37,500.00

         Surrender Charge = Lesser of Maximum Surrender Charge or 50% of
                  Cumulative Premiums
                  = Lesser of $15,688.20 or $37,500.00 = $15,688.20

         Surrender Value = Policy Value at End of Year 5 - Surrender Charge Surrender Value, End of Year 5 = $77,527.06 - $15,688.20 = $61,838.86


DEATH BENEFITS

         For  death benefit Option 1, the death benefit equals the greater of:
                  o The face amount on the date of death, or
                  o The percentage of the policy value shown in the Compliance with Federal Laws Provision.

         For a contract on a Male Preferred Issue Age 55, Female Preferred Issue Age 50 in Year 5, the percentage of the policy value in the Compliance with Federal Laws Provision is 157% Death Benefit, end of year 5 = the greater of
                  o Face Amount = $1,000,000, or
                  o 157% x Policy Value, end of year 5 = 1.57 x $77,527.06= $121,717.48 Death Benefit, end of year 5 = $1,000,000


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HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

MONTHLY DEDUCTION
         o Monthly COI rates vary by attained age
         o Contract Charge is $10.00 per month in years 11 and later
         o Per Thousand Face Amount Charge decreases in year 11 and equals zero in years 31 and later
         o M&E Charges vary by policy year and policy value amounts


SURRENDER VALUE
         o Surrender Charge Percentage varies by Policy Year
         o Surrender Charge Percentage is zero in years 11 and later
         o Surrender Charge Percentages in other contract years follow the schedule below:


                     SURRENDER CHARGE
   POLICY YEAR          PERCENTAGE
        1                          91%
        2                          84%
        3                          77%
        4                          71%
        5                          66%
        6                          61%
        7                          57%
        8                          53%
        9                          49%
       10                          46%
       11+                          0%


DEATH BENEFITS
         o Death Benefits may exceed the Face Amount according to the Compliance with Federal Laws Provision.